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                                                        Exhibit 10.6

IRREVOCABLE CALL OPTION AGREEMENT ENTERED INTO BY AND BETWEEN MEXINVEST, SA DE C.V. (HEREINAFTER, THE "GRANTOR") AND O'GARA-HESS & EISENHARDT ARMORING COMPANY DE MEXICO (HEREINAFTER, THE "GRANTEE"). IN ACCORDANCE WITH THE FOLLOWING REPRESENTATIONS, WARRANTIES AND CLAUSES.

REPRESENTATIONS AND WARRANTIES

I.       The Grantor represents and warrants that:

         (a) It is a Corporation duly organized, validly existing and in good standing in accordance with the laws of the Mexican Republic, and registered in Folio Mercantile
                  Number ______________________.

         (b) This Agreement has been duly executed and delivered by it through its legal representatives and constitutes a valid and legally binding obligation of the Grantor, enforceable in accordance with its terms.

         (c) The execution, delivery and performance of this Agreement by the Grantor do not and will not contravene any law, rule, regulation or order applicable to him or any agreement, indenture or contractual provision to which it is a party.

         (d) He is the owner of the property located at Andromaco 13 & 23, col. amplification Granada, Mexico D.F., 11520 (hereinafter, the "property"), free and clear of any liens, encumbrances, restrictions, rights of third parties, claims or options, except for the option granted hereunder to the Grantee. The property is also subject to a lease agreement, and the lessee has waived its preferential right to purchase in the same conditions as Grantee. Grantor has the property in accordance with title 63516 granted before Public Notary Luis del Valle Prieto on 3 of July 1979, title which has Been duly registered in the Public Registry under number 579489 at 57492 on Nov. 15, 1979 (The same title covers, another property that is not part of this option).

         (e) It wishes to enter into this Agreement in order to grant to the Grantee the irrevocable right to purchase the Property in accordance with the terms and conditions set forth herein. It has all requisite corporate authority to enter into this Agreement and that the person who executes this Agreement on its behalf has sufficient authority to bind it on the terms and conditions set forth herein.

II.      The Grantee represents and warrants that:

         (a) It is a Corporation duly organized validly existing and in good standing in accordance with the laws of the


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                  Mexican Republic, and registered in Folio Mercantile
                  Number _________________________.

         (b) This Agreement has been duly executed and delivered by the Grantee and constitutes a valid and legally binding obligation of the Grantor, enforceable in accordance with its terms.

         (c) The execution, delivery and performance of this Agreement by the Grantor do not and will not contravene any law, rule, regulation or order applicable to him or any agreement, indenture or contractual provision to which it is a party.

         (e) It has all requisite corporate authority to enter into this Agreement and that the person who executes this Agreement on its behalf has sufficient authority to bind it on the terms and conditions set forth herein.

                  NOW THEREFORE; the parties hereto, in Consideration of the representations and warranties set forth above and the mutual covenants herein contained, hereby agree to the following:

                                   C L A U S E

         Clause One. CALL OPTION - The Grantor hereby grants to the Grantee an irrevocable option to purchase the Property during the term referred to herein, after which term the option shall mature without any obligations for either party, unless the option is timely exercised.

         Clause Two. CONSIDERATION FOR THE OPTION - As consideration for the option granted herewith, Grantee pays Grantor the amount of U.S. $25,000.00 (TWENTY-FIVE THOUSAND DOLLARS 00/100) plus V.A.T. The Grantor receives such consideration upon the execution of this agreement, the receipt of which is hereby fully and unconditionally acknowledged by the Grantor.

         Clause Three. TERMS OF THE OPTION - (a) Exercise Period Exercise Notice The Grantee shall have the right to purchase the Property at any time before the due date on which the Grantee proposes to exercise the option, a written notice specifying the Grantee's intention to exercise and setting forth the date of exercise within the due date and the ultimate purchase. For purposes of this agreement due date is the term within which Grantee should exercise the option, which shall occur before Oct. 01, 1996.

         If Grantee fails to exercise the option within the due date, the Consideration paid in accordance with Clause Two above should

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be final compensation to Grantor without any further obligations or responsibility of the parties.

         (b) Exercise Price. On the exercise date set forth in the Exercise Notice, the Grantee may exercise the option for the Property by paying the Grantor the amount of U.S. 1,100,000.00 (PLUS THE CORRESPONDING VAT TAX DOLLARS 00/00) in consideration for the transfer of the property free and clear of any lien or encumbrance whatsoever, in accordance with article 2014 of the Mexican Civil Code to Grantee or the person appointed by such Grantee. Grantee and the ultimate purchaser appointed will have joint responsibility for the payment of the amount referred to above. If the option is exercised in time by Grantee, the amount of $25,000.00 U.S. Dollars will be credited to the agreed price of the sale.

         (c) Cost and Expenses. All costs and expenses related to the transfer of Property to Grantee or Grantee's appointed acquirer, including Notary's fees. Public Registry and Transfer of Property Tax vat Tax, should be paid for the Grantee, except for the Income Tax which should be paid for by Grantor.

         Clause Four. CONDITION PRECEDENT - Grantee will not be able to exercise the option within the due date, unless sufficient evidence is given to the satisfaction of Grantor, that Grantee has paid or secured the payment of services rendered by United Search & Supply, Inc. a corporation organized and existing under the Law of the State of Arizona, in an amount not less than U.S. 85,000.00 (EIGHTY-FIVE THOUSAND DOLLARS 00/00).

         If such payment is not made or secured to Grantor's satisfaction on or before the exercise of the option contained herein, within the due date referred to above, Grantee should not be able to exercise the option and therefore no transfer of Property shall occur.

         Clause Five. NOTICES - Any notices and other communications required or permitted under the terms and provisions of this Agreement shall be in writing and shall become effective when delivered by hand or received by telecopier, telex, telegram or registered first-class mail, postage prepaid and addressed to the intended recipient at the following address:

If to the Grantor - Andromaco 13, Mexico, D.F. 11520
If to the Grantee - Andromaco 23, Mexico, D.F. 11520

         Process may be served upon any party by delivering it to the address for such party specified in this Clause Three.

         Clause Six. CONFIDENTIALITY - Neither party shall issue any information, publication, document of media, or make any public statement in relation to this Agreement or any matter relating

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thereto without the other party's prior written consent, unless required to do so by law.

         Clause Seven. JURISDICTION - For any conflict or dispute related to this irrevocable option agreement and/or the transfer of Property as a result of the exercise of the option, the parties agree to submit such dispute to the Courts of Mexico City.

GRANTOR                                     GRANTEE

/s/ Juan R. Hock                            /s/ Nicholas P. Carpinello
- ---------------------------------           -----------------------------------
MEXINVEST S.A. DE. C.V.                     O'GARA-HESS & EISENHARDT
JUAN R. HOCK                                ARMORING CO. DE MEXICO, S.A.
                                            DE C.V.
                                            NICHOLAS P. CARPINELLO
                                            DIRECTOR

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